Exhibit 16

FRIEDMAN LLP

ACCOUNTANTS AND ADVISORS

February 7, 2006

Securities and Exchange Commission

I00 F Street, NE

Washington, DC 20549

Re: Weida Communications, Inc.

We have read the statements made by Weida Communications, Inc. pursuant to Item 4 of Form 8-K captioned, "Changes in Registrant's Certifying Accountant", as part of the Company's Form 8-K report dated February 7, 2006. We agree with such statements made concerning our Firm in such Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Friedman LLP